UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2017

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.

Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 is incorporated by reference in this Item 1.01.

Item 3.02.

Unregistered Sales of Equity Securities.

On May 12, 2017, International Isotopes Inc. (the “Company”) completed the retirement of the majority of its outstanding 8% convertible notes due in July 2017 (the “Notes”).  Pursuant to the terms of previously announced amendments to the Notes, the Company retired approximately $1.8 million of the Notes in early cash redemptions, and $780,000 of the Notes were converted into an aggregate of 780 shares of the Company’s Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase an aggregate of 2,925,000 shares of the Company’s common stock (the “Class N Warrants”).  The Series C Preferred Stock and the Class N Warrants were issued pursuant to the exemptions from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended.

As previously disclosed, the Series C Preferred Stock accrues dividends at a rate of 6% per annum, payable annually on February 17 of each year, commencing on February 17, 2018.  The Series C Preferred Stock are convertible at the option of the holder at any time into shares of the Company's common stock at an initial conversion price equal to $0.10 per share, subject to adjustment as set forth in the Statement of Designation for the Series C Preferred Stock.  At any time after February 17, 2019, if the volume-weighted average closing price of the Company’s common stock over a period of 90 consecutive trading days is greater than $0.25 per share, the Company may redeem all or any portion of the outstanding Series C Preferred Stock at the original purchase price per share plus any accrued and unpaid dividends, payable in shares of common stock.  All outstanding shares of Series C Preferred Stock will be redeemed by the Company on February 17, 2022 at the original purchase price per share, payable in cash or shares of common stock, at the option of the holder.

The Class N Warrants are immediately exercisable at an exercise price of $0.10 per share, subject to adjustment as set forth in the warrant, and have a term of five years.

The foregoing description of the Class N Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Class N Warrant attached hereto as Exhibits 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of Class N Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017	International Isotopes Inc.

	By:	/s/ Steve T. Laflin
Steve T. Laflin President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Class N Warrant.